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                                                                     EXHIBIT 3.1
                                CONFORMED COPY
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                          CERTIFICATION OF FORMATION

                                       OF

                     TELECOMMUNICATIONS TECHNIQUES CO., LLC


          This Certificate of Formation of Telecommunications Techniques Co., LLC, dated as of May 14, 1998, is being duly executed and filed by David M. Appel, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. (S)18-101, et seq.)
                                          ------            -- ---

          FIRST.  The name of the limited liability company formed hereby is
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Telecommunications Techniques Co., LLC (the "Company").

          SECOND.  The address of the registered office of the Company in the
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State of Delaware is c/o Corporation Trust Center, 1209 Orange Street,
Wilmington, New Castle County, Delaware 19801.

          THIRD.  The name and address of the registered agent for service of
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process on the Company in the State of Delaware is c/o The Corporation Trust
Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                              /s/ David M. Appel
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                              David M. Appel
                              Authorized Person